Exhibit 10.1

                         GLOBAL BEVERAGE SOLUTIONS, INC.
                        2 S. University Drive, Suite 220
                            Plantation, Florida 33324



                                January 23, 2008


Mr. Ronald Ratner
Chief Executive Officer and President
XStream Beverage Network, Inc.
18851 N.E. 29th Avenue, Suite 700
Aventura, Florida 33180

Re:    REPURCHASE OF SHARES OF COMMON STOCK AND ISSUANCE OF RELATED CONVERTIBLE
       NOTE

Dear Mr. Ratner:

            This letter agreement sets forth our understanding regarding the repurchase by Global Beverage Solutions, Inc. ("Global Beverage") of 60,500,000 shares (the "Shares") of Global Beverage's common stock, par value $0.001 per share (the "Common Stock"), from XStream Beverage Network, Inc. ("XStream").

            In consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

            1. AGREEMENT TO SELL AND REPURCHASE. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, XStream hereby agrees to sell, and Global Beverage hereby agrees to repurchase, the Shares for an aggregate purchase price of $700,000 (the "Purchase Price").

            2. PAYMENT AND DELIVERY.

            (a) Payment of the Purchase Price for the Shares shall be made by delivery by Global Beverage to XStream of a convertible note in the principal amount of the Purchase Price and in the form attached hereto as EXHIBIT A (the "Convertible Note"), against delivery of the Shares by XStream to Global Beverage. The Convertible Note is convertible into Common Stock. The shares of Common Stock issuable upon conversion of the Convertible Note are referred to herein as the "Conversion Shares." The Convertible Note and the Conversion Shares are collectively referred to herein as the "Securities."

            (b) Payment of the Purchase Price and delivery of the Shares shall be made within three (3) business days after the execution by the parties of this Agreement.


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

            3. NATURE OF OFFERING; LEGEND.

            (a) The offer and sale of the Securities is being made in reliance upon the provisions of Section 4(2) of the Securities Act of 1933 (the "Securities Act") and Rule 506 of Regulation D promulgated under the Securities Act.

            (b) Each certificate or other instrument for capital stock issued upon the conversion of the Convertible Note shall bear such restrictive legends as Global Beverage shall deem necessary or advisable pursuant to applicable federal and state securities laws including the following:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY STATE OR OTHER SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE ISSUER AS HAVING AN INTEREST IN SUCH SECURITIES, IN THE ABSENCE OF, WITH RESPECT TO EACH OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, (1) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SAID ACT OR LAW, OR
         (2) AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT THE TRANSACTION BY WHICH SUCH SECURITIES WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, IS EXEMPT FROM OR OTHERWISE IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SAID ACT OR LAW."

            4. OPTIONAL CONVERSION.

            (a) From and after the date of an Event of Default (as defined below), XStream shall have the right, at its option, by giving written notice to Global Beverage at its principal office at any time prior to the cure of such Event of Default by Global Beverage, to convert in whole or in part the principal amount of the Convertible Note and any accrued interest thereon into Conversion Shares, at the Conversion Rate (as hereinafter defined). The number of Conversion Shares issuable upon conversion of any Conversion Amount (as hereinafter defined) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as hereinafter defined) (such formula being referred to herein as the "Conversion Rate"). The "Conversion Amount" means the portion of the principal amount of the Convertible Note and any accrued interest thereon to be converted with respect to which this determination is being made. The "Conversion Price" shall be equal to $0.01157024793, subject to equitable adjustment in the event of any stock split, combination, reclassification or similar event.

            (b) The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which XStream faxes or otherwise delivers the conversion notice ("Notice of Conversion") to Global Beverage so that it is received by Global Beverage on or before such specified date, provided that, if such conversion would convert the entire remaining principal of the Convertible Note, XStream shall deliver to Global Beverage the original Convertible Note being converted no later than five (5) business days thereafter. As soon as practicable after any Conversion Date, but in any event within 3 business days thereafter, Global Beverage, at its expense, will cause to be issued in the name of and delivered to XStream, a certificate or certificates for the number of fully paid and non-assessable Conversion Shares to which XStream shall be entitled on such conversion. No fractional shares of Common Stock will be issued on conversion of the Convertible Note. If on conversion of the Convertible Note a fraction of a share results, Global Beverage will round such fraction of a share of Common Stock up to the nearest whole share.

            (c) Notwithstanding anything to the contrary contained herein and in the Convertible Note, the Convertible Note may not be converted, in whole or in part, into Conversion Shares unless and until any then-applicable requirements of all federal and state securities laws and regulatory agencies charged with enforcing securities laws shall have been fully complied with to the satisfaction of Global Beverage and its counsel; PROVIDED, HOWEVER, that Global Beverage shall at all times use its best efforts to comply with such requirements. Global Beverage may, in its reasonable discretion, condition any conversion of the Convertible Note upon XStream's delivery to Global Beverage of a written agreement, in form and substance satisfactory to Global Beverage, whereby XStream makes, at the time of conversion, such representations and warranties to and for the benefit of Global Beverage as are comparable to the representations and warranties of XStream set forth herein as and to the extent applicable to the issuance of the Conversion Shares upon conversion of the Convertible Note.

            5. REPRESENTATIONS AND WARRANTIES OF XSTREAM. XStream represents and warrants to Global Beverage that:

            (a) XStream has the full power and authority to enter into, execute and deliver this letter agreement and perform the obligations contained herein;

            (b) the execution and delivery by XStream of this letter agreement and the performance by it of its obligations contemplated in this letter agreement have been duly authorized by all necessary corporate or other action of XStream;

            (c) the execution, delivery and performance of this letter agreement by XStream will not conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (with notice or lapse of time or both) a default under, any instrument, contract or other agreement to which XStream is a party or by which it is bound;

            (d) XStream has not entered into any other agreement or understanding with any person or entity relating to the sale, hypothecation, pledge, assignment, disposal or transfer of the Shares and is the owner of, and has good and marketable title to the Shares, free and clear of all liens, pledges and encumbrances of any kind, other than liens granted in favor of Laurus Master Fund, Ltd. ("Laurus");

            (e) XStream has such knowledge and experience in financial and business matters, including investments of the type represented by the Securities, is capable of evaluating the merits of investment in Global Beverage and can bear the economic risk of an investment in the Securities;

            (f) XStream is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act;

            (g) XStream is acquiring the Securities for investment purposes only, for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in contravention of the Securities Act or any state securities law, without prejudice, however, to XStream's right at all times to sell or otherwise dispose of all or any part of the Securities under an exemption from registration available under the Securities Act and other applicable state securities laws;

            (h) XStream acknowledges and agrees that the Convertible Note and the Conversion Shares issuable upon conversion of the Convertible Note are subject to, and that XStream will be bound by, the additional transfer restrictions set forth in Section 5 of the Convertible Note;

            (j) XStream understands that the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) XStream shall have delivered to Global Beverage an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or
(C) XStream provides Global Beverage with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144(k) promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, "RULE 144"), in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations thereunder; and (iii) neither Global Beverage nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and

            (k) XStream has received all documents, records, books and other publicly available information pertaining to XStream's investment in Global Beverage that have been requested by XStream. Global Beverage is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and XStream has reviewed or received copies of all documents that Global Beverage has filed under the Exchange Act that have been requested by it.

            6. REPRESENTATIONS AND WARRANTIES OF GLOBAL BEVERAGE. Global Beverage represents and warrants to XStream and Laurus that:

            (a) Global Beverage has the full power and authority to enter into, execute and deliver this letter agreement and perform the obligations contained herein;

            (b) the execution and delivery by Global Beverage of this letter agreement and the performance by it of its obligations contemplated in this letter agreement have been duly authorized by all necessary corporate or other action of Global Beverage; and

            (c) the execution, delivery and performance of this letter agreement by Global Beverage will not conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (with notice or lapse of time or both) a default under, any instrument, contract or other agreement to which Global Beverage is a party or by which it is bound.

            7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under the Convertible Note:

            (a) Default in the payment when due of the principal of the indebtedness evidenced by the Convertible Note or any interest due thereon in accordance with the terms of the Convertible Note; and

            (b) Failure of Global Beverage to make a payment, pursuant to that certain letter agreement, dated even date herewith, by and between Global Beverage and Laurus, to Laurus in the amount of $500,000 on or before May 1, 2008 (the "$500,000 Payment"); PROVIDED that any 35% Payment (as defined below) made by Global Beverage on or before May 1, 2008 shall be applied to and shall reduce the amount of such $500,000 Payment as set forth in SECTION 8(A) below.

            8. COVENANTS OF GLOBAL BEVERAGE.

            (a) In the event that Global Beverage receives proceeds from the sale of shares of its Common Stock or the issuance of convertible debt at a time when the Convertible Note has not been repaid in full, then Global Beverage shall use 35% of the net proceeds received in connection with such sale or issuance (a "35% Payment") to repay the outstanding principal amount of the Convertible Note and/or that certain $2,000,000 Secured Promissory Note by Global Beverage for the benefit of XStream, dated as of January 31, 2007 and amended on February 23, 2007 and again on January 23, 2008 (the "Secured Note"). Any 35% Payment shall first be used to pay down in full the Secured Note, and after the Secured Note has been paid in full, any 35% Payment thereafter (or remaining portion thereof) shall be used to pay down the Convertible Note. Global Beverage shall not have to pay any portion of a 35% Payment beyond any such amount that pays down in full both the Secured Note and the Convertible

Note. Furthermore, any 35% Payment paid on or before May 1, 2008 shall be deemed to satisfy all or a portion, as the case may be, of the $500,000 Payment to the extent of the dollar amount of such 35% Payment.

            (b) At all times from and after the date hereof and until the maturity date of the Convertible Note, Global Beverage shall maintain a sufficient number of authorized shares of Common Stock to be available for issuance in a timely manner upon conversion of the Convertible Note in accordance with the terms hereof and thereof.

            9. GOVERNING LAW. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws that would provide for application of another law.

            10. ENTIRE AGREEMENT; COUNTERPARTS. This letter agreement and the Convertible Note contain the entire agreement between the parties with respect to the Shares and the Convertible Note. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this letter agreement with respect to the Shares and the Convertible Note shall be null and void. This letter agreement may be executed in counterparts, each of which when taken together shall constitute an original of this letter agreement.

            11. NOTICES. All notices, other communications or documents provided for or permitted to be given hereunder shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by reputable courier guaranteeing overnight delivery:

               (a) if to XStream, to:

                   XStream Beverage Network, Inc.
                   18851 N.E. 29th Avenue, Suite 700
                   Aventura, Florida 33180
                   Attention: Mr. Ronald Ratner
                   Fax: (786)   -

               (b) if to Global Beverage, to:

                   Global Beverage Solutions, Inc.
                   2 S. University Drive, Suite 220
                   Plantation, Florida 33324
                   Attention: Jerry Pearring
                   Fax: (954) 337-0522

            Each party, by written notice given to each other in accordance with this paragraph 11 may change the address to which notices, other communications or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged orally by addressee or by machine confirmation of transmission, if by facsimile transmission; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class air mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; PROVIDED, HOWEVER, that notices of a change of address shall be effective only upon receipt.

            12. AMENDMENT. This agreement may not be amended or modified, except upon the written consent of each party hereto approving any such amendment or modification.

            13. SUCCESSORS AND ASSIGNS. This letter agreement shall be binding upon XStream and Global Beverage and their successors and assigns.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            If this letter agreement correctly sets forth our understanding, please so acknowledge by signing below and returning a signed copy of the letter agreement to Global Beverage.


                             GLOBAL BEVERAGE SOLUTIONS, INC.


                              By:  /S/ JERRY PEARRING
                                   --------------------------------------------
                                   Name: Jerry Pearring
                                   Title: Chief Executive Officer and President



Acknowledged and Agreed to as of the date first written above:

XSTREAM BEVERAGE NETWORK, INC.


By:  /S/ RONALD RATNER
     --------------------------------------------
     Name: Ronald Ratner
     Title: Chief Executive Officer and President



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

                                    EXHIBIT A
                                    ---------

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES ISSUABLE HEREUNDER MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.


$700,000                                                    January 23, 2008
                                                            Plantation, Florida

                         GLOBAL BEVERAGE SOLUTIONS, INC.

                                   CONVERTIBLE
                                 PROMISSORY NOTE

            FOR VALUE RECEIVED, Global Beverage Solutions, Inc., a Nevada corporation ("BORROWER"), located at 2 S. University Drive, Suite 220, Plantation, Florida 33324, hereby unconditionally promises to pay to the order of XStream Beverage Network, Inc. ("LENDER"), and its successors, endorsees, transferees and assigns (together with Lender, "HOLDER"), the principal sum of Seven Hundred Thousand Dollars ($700,000). The principal amount of this Convertible Note shall be due and payable in full, together with accrued interest thereon on October 31, 2008 (the "MATURITY DATE") in the manner provided for in SECTION 2 below, unless this Convertible Note shall have been previously converted as provided in SECTION 4 below. Interest on the outstanding principal amount of this Convertible Note shall accrue at a variable annual interest rate equal, on any day, to the Prime Rate (as defined below) PLUS two percent (2.00%), calculated on the basis of a year of three hundred sixty (360) days. The term "PRIME RATE" shall mean a variable rate of interest per annum equal, on any day, to the rate of interest published on such day in the Eastern Edition of THE WALL STREET JOURNAL as the average prime lending rate for seventy-five percent (75%) of the United States' 30 largest commercial banks, or if the Eastern Edition of THE WALL STREET JOURNAL or such rate is not published on such day, such rate as last published in the Eastern Edition of THE WALL STREET JOURNAL. Accrued interest shall be capitalized and added to the outstanding principal amount of this Convertible Note.

            1. PURCHASE AGREEMENT. This Convertible Note has been executed and delivered by Borrower pursuant to that certain letter agreement, dated as of January 23, 2008, between Borrower and Lender (the "PURCHASE AGREEMENT"). Borrower herein agrees with Holder that Borrower will perform and discharge each of its covenants and agreements contained in the Purchase Agreement as from time

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to time amended and supplemented, the provisions of which Purchase Agreement are hereby incorporated in this Convertible Note by reference with the same effect as if it were set forth in full. The Purchase Agreement is subject to amendment in the manner provided therein, and any such amendment shall be binding upon the Holder and any subsequent holders of this Convertible Note. All capitalized terms used herein and not defined herein shall have the meanings given such terms in the Purchase Agreement.

            2. PAYMENT.

            (a) All payments of principal and all other amounts payable in respect of this Convertible Note shall be made by wire transfer in lawful money of the United States of America in immediately available Federal funds, to an account furnished to Borrower in writing for that purpose at least two (2) business days prior to the Maturity Date. Holder shall, before disposing of this Convertible Note or any part hereof, make a notation hereon of all principal payments previously made hereunder; PROVIDED, HOWEVER, that the failure to correctly make a notation of any payment made on this Convertible Note shall not limit or otherwise affect the obligation of Borrower under this Convertible Note with respect to any loan evidenced hereby or payments of principal on this Convertible Note.

            (b) In the event that Borrower receives proceeds from the sale of shares of its Common Stock or the issuance of convertible debt at a time when the Convertible Note has not been repaid in full, then Borrower shall use 35% of the net proceeds received in connection with such sale or issuance (a "35% Payment") to repay the outstanding principal amount of the Convertible Note and/or that certain $2,000,000 Secured Promissory Note by Borrower for the benefit of Lender, dated as of January 31, 2007 and amended on February 23, 2007 and again on January 23, 2008 (the "Secured Note"). Any 35% Payment shall first be used to pay down in full the Secured Note, and after the Secured Note has been paid in full, any 35% Payment thereafter (or remaining portion thereof) shall be used to pay down the Convertible Note. Borrower shall not have to pay any portion of a 35% Payment beyond any such amount that pays down in full both the Secured Note and the Convertible Note. Furthermore, any 35% Payment paid on or before May 1, 2008 shall be deemed to satisfy all or a portion, as the case may be, of the $500,000 Payment (as defined in SECTION 7(a)(ii) below) to the extent of the dollar amount of such 35% Payment.

            3. PREPAYMENT. Borrower may prepay this Convertible Note, in whole or in part prior to the Maturity Date. Any partial prepayment shall not affect the obligation to continue to pay in full the amount of the payments hereunder until the entire unpaid principal balance hereof is paid.

            4. CONVERSION RIGHTS. The Holder, and any subsequent holder of this Convertible Note, is entitled to the rights and benefits, and is subject to the obligations, conditions and restrictions, set forth in the Purchase Agreement, including without limitation the right to convert this Convertible Note into certain securities of Borrower in the manner provided in the Purchase Agreement.

            5. TRANSFERS.

            (a) By acceptance hereof, the Holder acknowledges that this Convertible Note and the capital stock of Borrower that may be issued upon its conversion have not been registered under the Securities Act, and Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Convertible Note or any capital stock issued upon its conversion in the absence of (i) an effective registration statement under the Securities Act as to this Convertible Note or such securities and registration or qualification of this Convertible Note or such securities under any applicable Blue Sky or state securities laws then in effect, or (ii) an opinion of counsel, reasonably satisfactory to Borrower, that such registration and qualification are not required. Each certificate or other instrument for capital stock issued upon the conversion of this Convertible Note shall bear a legend in the form set forth in the Purchase Agreement.

            (b) Subject to the provisions of SECTION 5(a) hereof, this Convertible Note and all rights hereunder are transferable, in whole or in part, upon surrender of the Convertible Note with a properly executed assignment, in the form prescribed by Borrower, at the principal office of Borrower; PROVIDED, HOWEVER, that, except for transfers by Holder of all or any portion of this Convertible Note to any parent, subsidiary or affiliate of Holder or to any officer, director, partner or member of any such parent, subsidiary or affiliate, this Convertible Note may not be transferred in whole or in part without the prior written consent of Borrower.

            (c) Until any transfer of this Convertible Note is made in the Convertible Note register, Borrower may treat the registered Holder as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Convertible Note is properly assigned in blank, Borrower may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

            (d) Borrower will maintain a register containing the names and addresses of the registered Holders of this Convertible Note. Any registered Holder may change such registered Holder's address as shown on the Convertible Note register by written notice to Borrower requesting such change.

            (e) In the reasonable discretion of Borrower, Borrower may condition any transfer of all or any portion of this Convertible Note (other than a disposition satisfying the conditions set forth in clause (i) of SECTION 5(a) above) upon the transferee's delivery to Borrower of a written agreement, in form and substance reasonably satisfactory to Borrower, whereby the transferee
(i) makes such representations and warranties to and for the benefit of Borrower as are comparable to the representations and warranties of the purchaser of the Convertible Note as set forth in the Purchase Agreement, as and to the extent applicable to the proposed disposition, and (ii) agrees to be bound by the transfer restrictions set forth in this SECTION 5.

            6. TRANSFER BY BORROWER. Borrower may not assign, and no person may assume, any of the obligations of Borrower under this Convertible Note without the prior written consent of Holder, which consent may be granted or withheld in Holder's sole discretion, and any attempt to do so without such consent shall be void.

            7. EVENTS OF DEFAULT; REMEDIES.

            (a) EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

            (i) Default in the payment when due of the principal of the indebtedness evidenced by the Convertible Note or any interest due thereon in accordance with the terms of the Convertible Note; and

            (ii) Failure of Borrower to make a payment, pursuant to that certain letter agreement, dated even date herewith, by and between Borrower and Laurus Master Fund, Ltd., to Laurus Master Fund, Ltd. in the amount of $500,000 on or before May 1, 2008 (the "$500,000 Payment"); PROVIDED that any 35% Payment (as defined above) made by Borrower on or before May 1, 2008 shall be applied to and shall reduce the amount of such $500,000 Payment as set forth in SECTION 2(b) above.

            (b) ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described above, Holder at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by this Convertible Note without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Convertible Note:

            (i) Holder shall be immediately entitled to exercise any and all rights and remedies possessed by Holder pursuant to the terms of this Convertible Note and the Purchase Agreement; and

            (ii) Holder shall have any and all other rights and remedies that Holder may now or hereafter possess at law, in equity or by statute.

            (c) REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Holder by this Convertible Note or the Purchase Agreement is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any provision of the Purchase Agreement or now or hereafter existing at law, in equity or by statute. No delay or omission by Holder to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Convertible Note and the Purchase Agreement to Holder may be exercised from time to time and as often as may be deemed expedient by Holder.

            8. NOTICES. Any notice required by the provisions of this Convertible Note to be given to Holder shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), addressed to Holder at the address appearing on the books of Borrower. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice.

            9. GOVERNING LAW. THIS CONVERTIBLE NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

            10. WAIVERS. Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Convertible Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Convertible Note, and Borrower agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder.

            11. ATTORNEYS FEES. Borrower promises to pay all reasonable costs and expenses, including attorneys' fees, incurred in the collection and enforcement of this Convertible Note, including, without limitation, enforcement before any court and including all appellate proceedings.

            12. SEVERABILITY. Wherever possible each provision of this Convertible Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Convertible Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Convertible Note and shall be interpreted so as to be effective and valid.

         IN WITNESS WHEREOF, Borrower has executed and delivered this Convertible Note as of the day and year and at the place first written above.


                                              GLOBAL BEVERAGE SOLUTIONS, INC.,
                                              a Nevada corporation


                                              By:
                                                  ----------------------------
                                              Name:  Jerry Pearring
                                              Title: Chief Executive Officer